UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2021

Aethlon Medical, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-37487	13-3632859
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

11555 Sorrento Valley Road, Suite 203 San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 858-459-7800

9635 Granite Ridge Drive, Suite 100, San Diego, California

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	AEMD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 15, 2021, Aethlon Medical, Inc. (the “Company”) held its virtual 2021 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders considered the two proposals listed below, each of which was described in the Proxy Statement. The voting results are set forth below.

Proposal 1. Elect five members of the Board of Directors. All of the nominees were elected.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Edward G. Broenniman	7,480,266	143,135	19,459	2,506,013
Guy F. Cipriani	7,372,780	250,178	19,902	2,506,013
Charles J. Fisher, Jr., M.D.	7,523,207	110,123	9,530	2,506,013
Sabrina Martucci Johnson	7,283,551	339,156	20,153	2,506,013
Chetan S. Shah, M.D.	7,512,445	116,097	14,318	2,506,013

Proposal 2. Ratify the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for its fiscal year ending March 31, 2022. The resolution was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,105,396	35,971	7,506	2,506,013

No adjournment of the Annual Meeting was necessary.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aethlon Medical, Inc.

Dated: September 16, 2021	By:	/s/ James B. Frakes
James B. Frakes Chief Financial Officer

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